Exhibit 99(c)


THE VALSPAR PROFIT SHARING
RETIREMENT PLAN

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 30, 1998 AND OCTOBER 31, 1997,
SUPPLEMENTAL SCHEDULES AS OF AND
FOR THE YEAR ENDED OCTOBER 30, 1998,
AND INDEPENDENT AUDITORS' REPORT

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS:
     Statements of Net Assets Available for Benefits                          2
     Statements of Changes in Net Assets Available for Benefits               3
     Notes to Financial Statements                                            4

SUPPLEMENTAL SCHEDULES:
     Item 27a - Schedule of Assets Held for Investment Purposes               11
     Item 27d - Schedule of Reportable Transactions                           12

INDEPENDENT AUDITORS' REPORT


The Valspar Profit Sharing Retirement
   Plan Administrative Committee

We have audited the accompanying statements of net assets available for benefits of The Valspar Profit Sharing Retirement Plan (the Plan) as of October 30, 1998 and October 31, 1997 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at October 30, 1998 and October 31, 1997 and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Deloitte & Touche LLP

December 24, 1998

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
OCTOBER 30, 1998 AND OCTOBER 31, 1997

-------------------------------------------------------------------------------------------

                                                                  1998              1997
ASSETS:
     Investments in Master Trusts (Note 3):
         Interest in Positive Return Fund Master Trust        $ 12,226,831     $  9,622,345
         Interest in Equity Fund Master Trust                   87,636,278       87,342,513
         Interest in Principal Protection Fund Master Trust     18,438,282       16,924,239
         Valspar Corporation Common Stock                       34,836,482       36,257,712
         McWhorter Technologies, Incorporated
              Common Stock (Note 6)                              1,152,492        1,660,370
         Interest in Collective Trust Funds                        217,882          401,177
         Cash                                                      (20,667)           6,144
                                                             -------------     ------------
                  Total investments                            154,487,580      152,214,500

     Receivables:
         Employer's contributions                                6,284,099        5,828,966
         Employees' contributions                                  283,800          279,965
                                                              ------------     ------------
                  Total receivables                              6,567,899        6,108,931
                                                              ------------     ------------
                  Total assets                                 161,055,479      158,323,431

LIABILITIES -
     Net amount payable for settlements pending                   (132,057)         (33,964)
                                                              ------------     ------------

NET ASSETS AVAILABLE FOR BENEFITS                             $160,923,422     $158,289,467
                                                              ============     ============


See notes to financial statements.

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED OCTOBER 30, 1998 AND OCTOBER 31, 1997

-----------------------------------------------------------------------------------------------------

                                                                            1998              1997
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
     Employer contributions (Note 2)                                   $  6,284,099      $  5,828,966
     Employee contributions (Note 2)                                      3,216,909         3,800,481
     Net investment gain - Positive Return Fund Master Trust              1,566,089           709,349
     Net investment gain - Equity Fund Master Trust                       5,008,232        21,634,495
     Net investment gain - Principal Protection Fund Master Trust         1,244,813         1,669,923
     Net investment gain - Collective Trust Funds                            15,722            32,530
     Valspar Corporation Common Stock:
         Net investment (loss) gain                                      (1,977,029)        5,143,438
         Dividends                                                          516,638           413,103
     McWhorter Technologies, Incorporated Common Stock -
         Net investment (loss) gain                                        (318,486)          455,535
                                                                       ------------      ------------
                                                                         15,556,987        39,687,820

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO -
     Benefit payments                                                    12,923,032        10,360,267

TRANSFER FROM SUNBELT/SUREGUARD, INC. -
     401(k) PLANS (Note 7)                                                                  1,127,698
                                                                       ------------      ------------

NET INCREASE                                                              2,633,955        30,455,251

NET ASSETS AVAILABLE FOR BENEFITS AT
     BEGINNING OF YEAR                                                  158,289,467       127,834,216
                                                                       ------------      ------------

NET ASSETS AVAILABLE FOR BENEFITS AT
     END OF YEAR                                                       $160,923,422      $158,289,467
                                                                       ============      ============


See notes to financial statements.

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 30, 1998 AND OCTOBER 31, 1997
--------------------------------------------------------------------------------

1.      SIGNIFICANT ACCOUNTING POLICIES

        The accounting records of The Valspar Profit Sharing Retirement Plan (the Plan) are maintained on an accrual basis.

        Investments are stated at current fair value as determined by Norwest Bank Minnesota, N.A. (the trustee), which holds the various investments. The trustee values securities that are traded on a national exchange at the last reported sales price on the last business day of the year; investments traded in the over-the-counter market and listed securities for which no sales were reported on that date are valued at the average of the last reported bid and ask prices. Net investment gain (loss) includes interest, dividends, net gain (loss) on sale of assets, and unrealized asset appreciation (depreciation), less investment advisory and management fees.

        Approved benefits payable representing the unpaid vested interest of participants who have withdrawn from the Plan were $554,722 and $703,573 at October 30, 1998 and October 31, 1997, respectively.

2.      DESCRIPTION OF THE PLAN

        The Plan is a defined contribution plan which covers substantially all employees of The Valspar Corporation (the Company) who are not participants in a defined benefit retirement plan sponsored by the Company. The Plan provides for retirement and termination benefits. The Company has agreed to contribute voluntarily such amounts as determined in accordance with the provisions of the Plan. The Company has the right under the Plan to terminate the Plan and discontinue such contributions at any anniversary date. In the event of termination of the Plan, the assets of the Plan are to be set aside for the exclusive benefit of the participants or their beneficiaries.

        Contributions up to a maximum of 10% of the participants' eligible wages may be made as defined by the Plan. Contributions are composed of both employee 401(k) contributions and company contributions. Company contributions to the Plan are based on the Company's return on assets for the fiscal year ending coincident with the plan year. Employee contributions vest immediately, and company contributions vest after five years of service.

        Forfeitures resulting from the termination of plan participants less than 100% vested reduce the Company's contribution in the year of forfeiture. Total forfeitures were $360,396 and $196,594 in 1998 and 1997, respectively.

3.      INVESTMENTS

        Participants in the Plan have four investment options: the Principal Protection Fund, Positive Return Fund, Equity Fund, and Valspar Common Stock Fund. The Collective Trusts and McWhorter Common Stock Fund are not available as current investment options (see Note 6). Participants may change their investment elections quarterly and may allocate their account balance among one or more of the options in increments of 5%.

        The change in net assets available for benefits by investment option for the year ended October 30, 1998 is as follows:

                                                                      Investment Options
                                   -----------------------------------------------------------------------------------------------
                                                                                Valspar       Mcwhorter
                                     Positive                   Principal       Common         Common     Collective
                                      Return       Equity      Protection        Stock          Stock       Trusts/
                                       Fund         Fund          Fund            Fund          Fund         Other         Total
        Additions to net
           assets attributed to:
          Employer
           contributions           $  499,925   $ 3,105,057   $   487,608     $ 2,191,509                              $ 6,284,099
          Employee
           contributions              287,707     1,506,022       225,974       1,197,206                                3,216,909
          Net investment
           gain - Positive
           Return Fund              1,566,089                                                                            1,566,089
          Net investment
           gain - Equity
           Fund                                   5,008,232                                                              5,008,232
          Net investment
           gain - Principal
           Protection Fund                                      1,244,813                                                1,244,813
          Net investment
           gain - Collective
           Trust Funds                                                                                    $  15,722         15,722
        Valspar Corporation
           Common Stock:
          Net investment
             loss                                                              (1,977,029)                              (1,977,029)
          Dividends                                                               516,638                                  516,638
        McWhorter
           Technologies,
           Incorporated
           Common Stock -
          Net investment loss                                                                $(318,486)                   (318,486)
                                   ----------   -----------   -----------     -----------    ---------    ---------    -----------
                                    2,353,721     9,619,311     1,958,395       1,928,324     (318,486)      15,722     15,556,987

        Deductions from net
              assets attributed
              to -
           Benefit payments           892,274     6,310,226     3,096,294       2,547,162       77,076                  12,923,032
                                   ----------   -----------   -----------     -----------    ---------    ---------    -----------

        Net increase (decrease)
           prior to interfund
           transfers                1,461,447     3,309,085    (1,137,899)       (618,838)    (395,562)      15,722      2,633,955

        Interfund transfers         1,179,964    (2,660,466)    2,526,939        (610,201)    (112,316)    (323,920)
                                   ----------   -----------   -----------     -----------    ---------    ---------    -----------

        Net increase (decrease)    $2,641,411   $   648,619   $ 1,389,040     $(1,229,039)   $(507,878)   $(308,198)   $ 2,633,955
                                   ==========   ===========   ===========     ===========    =========    =========    ===========

        The change in net assets available for benefits by investment option for the year ended October 31, 1997 is as follows:

                                                                        Investment Options
                                     ----------------------------------------------------------------------------------------------
                                                                                  Valspar      Mcwhorter
                                       Positive                   Principal       Common        Common     Collective
                                        Return        Equity     Protection        Stock         Stock       Trusts/
                                         Fund          Fund         Fund            Fund          Fund        Other        Total
        Additions to net
           assets attributed to:
          Employer
           contributions             $   464,568   $ 2,759,163   $  606,870     $ 1,998,365                             $ 5,828,966
          Employee
           contributions                 350,030     1,666,864      332,205       1,451,382                               3,800,481
          Net investment
           gain - Positive
           Return Fund                   709,349                                                                            709,349
          Net investment
           gain - Equity
           Fund                                     21,634,495                                                           21,634,495
          Net investment
           gain - Principal
           Protection Fund                                        1,669,923                                               1,669,923
          Net investment
           gain - Collective
           Trust Funds                                                                                      $ 32,530         32,530
        Valspar Corporation
           Common
           Stock:
          Net investment
           gains                                                                  5,143,438                               5,143,438
          Dividends                                                                 413,103                                 413,103
        McWhorter
           Technologies,
           Incorporated
           Common Stock -
          Net investment gain                                                                  $ 455,535                    455,535
                                     -----------   -----------   ----------     -----------    ---------    --------    -----------
                                       1,523,947    26,060,522    2,608,998       9,006,288      455,535      32,530     39,687,820

        Deductions from net
              assets attributed
              to -
           Benefit payments              914,930     4,102,671    3,597,843       1,627,348      117,475                 10,360,267

        Transfer from Sunbelt/
           Sureguard, Inc.
           401(k) Plans                  103,333       427,861       71,174         525,330                               1,127,698
                                     -----------   -----------   ----------     -----------    ---------    --------    -----------

        Net increase (decrease)
           prior to interfund
           transfers                     712,350    22,385,712     (917,671)      7,904,270      338,060      32,530     30,455,251

        Interfund transfers           (2,812,753)   (1,233,395)     (81,693)      4,094,088     (103,364)    137,117
                                     -----------   -----------   ----------     -----------    ---------    --------    -----------

        Net (decrease) increase      $(2,100,403)  $21,152,317   $ (999,364)    $11,998,358    $ 234,696    $169,647    $30,455,251
                                     ===========   ===========   ==========     ===========    =========    ========    ===========

        As of October 30, 1998, the assets in the Equity Fund, the Positive Return Fund, and the Principal Protection Fund are maintained in three master trusts: the Equity Fund Master Trust, the Positive Return Fund Master Trust, and the Principal Protection Fund Master Trust, respectively. The master trusts hold assets for the Plan, Employee Pension Plans, and the Valspar Stock Ownership Plans. The Plan's ownership interest in the Equity Fund Master Trust, Positive Return Fund Master Trust, and Principal Protection Fund Master Trust was 83.9%, 71.5%, and 98.7%, respectively, on October 30, 1998 and 85.6%, 70.0%, and 99.4%, respectively, on October 31, 1997.

        Investments of the master trusts are determined on a unit-value basis as determined by Norwest Bank Minnesota, N.A., trustee.

        The fair values of investments of the master trusts in which the Plan invests are as follows:

                                                               October 30,      October 31,
                                                                  1998             1997
        Positive Return Fund Master Trust:
             Cash and short-term investment fund              $  1,738,407     $    612,152
             United States Government securities                15,113,197       10,752,879
             Corporate bonds and debentures                             -         2,285,080
             Net amount payable for settlements pending                 -          (114,492)
             Accrued income                                        245,061          201,726
                                                              ------------     ------------
                                                              $ 17,096,665     $ 13,737,345
                                                              ============     ============

        Equity Fund Master Trust:
             Cash and short-term investment fund              $  1,841,829     $  2,567,184
             Common stock                                      103,051,158       69,382,870
             Collective equity fund                                335,416       30,078,881
             Net amount payable for settlements pending           (792,472)         (22,479)
             Accrued income                                         45,341           39,852
                                                              ------------     ------------
                                                              $104,481,272     $102,046,308
                                                              ============     ============

        Principal Protection Fund Master Trust:
             Collective trust funds                           $ 18,683,787     $ 16,765,637
             Net amount receivable for settlements pending              -           266,457
                                                              ------------     ------------
                                                              $ 18,683,787     $ 17,032,094
                                                              ============     ============

        The net investment gain of the master trusts for the years ended are as follows:

                                                           October 30,     October 31,
                                                              1998            1997

        Positive Return Fund Master Trust:
             Interest                                     $   884,108      $   878,835
             Net gain (loss) on sale of assets                121,417          (18,404)
             Unrealized asset appreciation                  1,370,164          114,610
             Investment advisory and management fees          (23,905)         (50,956)
                                                          -----------      -----------
                                                          $ 2,351,784      $   924,085
                                                          ===========      ===========

        Equity Fund Master Trust:
             Interest                                     $   167,631      $   176,630
             Dividends                                      3,169,995        3,790,840
             Net gain on sale of assets                     9,418,086       14,203,278
             Unrealized asset appreciation                 15,050,495        8,310,238
             Investment advisory and management fees         (487,812)        (415,148)
                                                          -----------      -----------
                                                          $27,318,395      $26,065,838
                                                          ===========      ===========

        Principal Protection Fund Master Trust:
             Interest                                     $       677
             Unrealized asset appreciation                    892,489      $   674,706
             Net gain on sale of assets                       213,228          444,167
             Investment advisory and management fees          (38,520)         (61,771)
                                                          -----------      -----------
                                                          $ 1,067,874      $ 1,057,102
                                                          ===========      ===========

4.      TRANSACTIONS WITH PARTIES-IN-INTEREST

        Fees paid during the year for trustee, recordkeeping, and other services rendered by parties-in-interest are paid directly by the plan sponsor.

5.      INCOME TAX STATUS

        In the Plan's latest determination letter, obtained on August 30, 1996, the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The plan administrator and the plan tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.      McWHORTER TECHNOLOGIES, INCORPORATED TRANSACTION

        On April 29, 1994, the company stockholders of record as of April 15, 1994 (including plan participants with a portion of their account balance invested in company stock as of that date) received a stock dividend of one share of McWhorter Technologies, Incorporated Common Stock for every two shares of Valspar Corporation Common Stock held.

        The common stock of McWhorter Technologies, Incorporated is not a current investment option of the Plan, and plan participants may not increase the allocation of their account balance to McWhorter stock. Participants may make a one-time election to liquidate all of their shares of common stock of McWhorter Technologies, Incorporated. Proceeds from liquidation will be reinvested in the participants' accounts based on their current election options.

7.      PLAN MERGER (TRANSFER IN)

        Effective July 1, 1997, both the Sunbelt Coatings, Inc. and Sureguard, Inc. 401(k) Plans were merged into the Plan. Net assets of $1,127,698 were transferred to the Plan on July 30, 1997.

SUPPLEMENTAL SCHEDULES

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
OCTOBER 30,1998

--------------------------------------------------------------------------------------

                                                                             CURRENT
                                          SHARES/UNITS         COST           VALUE
Common stock:
     (*) The Valspar Corporation        1,241,367 shares   $26,645,569    $ 34,836,482
     (*) McWhorter Technologies,
              Incorporated                 56,564 shares       817,014       1,152,492

Interest in Collective Trust Funds:
     (*) Norwest Short-term Investment
              Fund                         215,799 units       215,799         215,799
     Accrued income                                              2,083           2,083

Interest in Master Trust Funds:
     (*) Norwest Bank Minnesota, N.A.
     Equity Fund Master Trust            4,067,068 units    44,912,404      87,636,278
     Positive Return Fund Master Trust     817,112 units     9,730,204      12,226,831
     Principal Protection Fund
         Master Trust                    1,115,442 units    13,220,704      18,438,282
Cash                                                           (20,667)        (20,667)
                                                           -----------    ------------
                                                           $95,523,110    $154,487,580
                                                           ===========    ============


(*) Known to be a party-in-interest.

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED OCTOBER 30, 1998
--------------------------------------------------------------------------------

                                                                        COST/
                         DESCRIPTION OF                PURCHASE/      CARRYING
                       ASSET/TRANSACTION              SALE PRICE        VALUE

Norwest       Norwest Short-term Investment Fund      $10,132,094    $10,132,094
                 Purchased 10,132,094 shares in
                 201 transactions

Norwest       Norwest Short-term Investment Fund       10,316,124     10,316,124
                 Sold 10,316,124 shares in
                 145 transactions


Transactions are executed on behalf of the Plan by Norwest Bank Minnesota, N.A. Known to be a party-in-interest.